Exhibit 99.1

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED

MAY 31, 2024 AND 2023

(Expressed in thousands of Canadian Dollars unless otherwise stated)

Goldmining Inc. Condensed Consolidated Interim Statements of Financial Position As at May 31, 2024 and November 30, 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

		As at May 31,	As at November 30,
	Notes	2024	2023
		($)	($)
Assets
Current assets
Cash and cash equivalents	3	17,246	21,589
Restricted cash	3	118	118
Other receivables		522	594
Prepaid expenses and deposits	4	2,205	1,379
Other assets		181	47
		20,272	23,727
Non-current assets
Reclamation deposits		494	494
Exploration and evaluation assets	5	56,655	56,815
Land, property and equipment	6	3,327	3,233
Investment in associate	7	9,120	6,297
Investment in joint venture		1,223	1,232
Long-term investments	8	47,833	45,080
		138,924	136,878
Liabilities
Current liabilities
Accounts payable and accrued liabilities		1,674	1,757
Due to joint venture		28	30
Due to related parties	12	32	239
Lease liabilities		81	66
Income taxes payable	5	1,789	7
Withholding taxes payable		246	245
		3,850	2,344
Non-current liabilities
Lease liabilities		344	329
Rehabilitation provisions		893	888
Deferred tax liability		254	904
		5,341	4,465
Equity
Issued capital	9	182,827	176,584
Reserves	9	14,992	13,493
Retained earnings		12,264	20,176
Accumulated other comprehensive loss		(79,299)	(81,010)
Total equity attributable to shareholders of the Company		130,784	129,243
Non-controlling interests	10	2,799	3,170
		133,583	132,413
		138,924	136,878

Commitments (Note 14)

Approved and authorized for issue by the Board of Directors on July 12, 2024.

/s/ "David Kong"	/s/ "Pat Obara"
David Kong Director	Pat Obara Chief Financial Officer

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

Goldmining Inc.

Condensed Consolidated Interim Statements of Comprehensive Loss

For the three and six months ended May 31, 2024 and 2023

(Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

		For the three months		For the six months
		ended May 31,		ended May 31,
	Notes	2024	2023	2024	2023
		($)	($)	($)	($)
Expenses
Consulting fees		157	57	277	130
Depreciation	6	85	39	162	83
Directors' fees, salaries and benefits	12	532	537	1,053	946
Exploration expenses	5	1,217	700	1,932	1,299
General and administrative		2,668	2,058	4,604	3,736
Professional fees		482	1,566	966	2,756
Share-based compensation	9,10	692	1,029	1,944	1,904
Share of loss in associate	7	2	-	403	-
Share of loss on investment in joint venture		-	13	68	13
Recovery on the receipt of mineral property option payments	5	-	-	(3,200)	(1,134)
		5,835	5,999	8,209	9,733
Operating loss		(5,835)	(5,999)	(8,209)	(9,733)

Other items
Dividend income		-	287	-	574
Loss on modification of margin loan		-	(129)	-	(259)
Interest income		206	103	438	189
Other income (loss)		35	(53)	31	(87)
Financing costs		(9)	(444)	(18)	(958)
Net foreign exchange gain		20	101	11	6
Net loss for the period before taxes		(5,583)	(6,134)	(7,747)	(10,268)
Current income tax expense	5	(13)	(15)	(1,781)	(15)
Deferred income tax recovery (expense)		(96)	(925)	1,057	(2,903)
Net loss for the period		(5,692)	(7,074)	(8,471)	(13,186)

Attributable to:
Shareholders of the Company		(5,470)	(6,924)	(8,056)	(13,036)
Non-controlling interests		(222)	(150)	(415)	(150)
Net loss for the period		(5,692)	(7,074)	(8,471)	(13,186)

Other comprehensive loss
Items that will not be subsequently reclassified to net income or loss:
Unrealized income (loss) on short-term investments		8	2	14	(2)
Unrealized income (loss) on long-term investments	8	(705)	(6,802)	2,591	(20,092)
Deferred tax recovery (expense) on long-term investments		94	915	(353)	2,712
Items that may be reclassified subsequently to net income or loss:
Foreign currency translation adjustments		(477)	281	(528)	1,087
Total comprehensive loss for the period		(6,772)	(12,678)	(6,747)	(29,481)

Attributable to:
Shareholders of the Company		(6,561)	(12,528)	(6,345)	(29,331)
Non-controlling interests	10	(211)	(150)	(402)	(150)
Total comprehensive loss for the period		(6,772)	(12,678)	(6,747)	(29,481)

Net loss per share, basic and diluted		(0.03)	(0.04)	(0.04)	(0.08)

Weighted average number of shares outstanding, basic and diluted		186,030,955	168,724,064	184,841,158	167,814,112

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

Goldmining Inc.

Condensed Consolidated Interim Statements of Changes in Equity

For the six months ended May 31, 2024 and 2023

(Unaudited, expressed in thousands of Canadian dollars, except share and per share amounts)

						Accumulated	Attributable
						Other	to Shareholders	Non-
		Number of	Issued		Retained	Comprehensive	of the	Controlling
	Notes	Shares	Capital	Reserves	Earnings	Loss	Company	Interests	Total
			($)	($)	($)	($)	($)	($)	($)
Balance at November 30, 2022		163,669,818	150,879	11,930	27,984	(55,702)	135,091	-	135,091
Options exercised	9	573,993	939	(231)	-	-	708	-	708
Restricted share rights vested	9	141,926	230	(230)	-	-	-	-	-
US GoldMining
Net proceeds from Initial Public Offering		-	-	-	20,707	-	20,707	3,402	24,109
Restricted shares vested, warrants exercised, and open market shares purchases by GoldMining		-	-	-	(646)	-	(646)	928	282
At-the-Market offering:
Common shares issued for cash		5,797,627	10,036	-	-	-	10,036	-	10,036
Agents' fees and issuance costs		-	(251)	-	-	-	(251)	-	(251)
Share-based compensation	9	-	-	1,666	197	-	1,863	41	1,904
Deferred tax benefits of share issuance costs		-	48	-	-	-	48	-	48
Other comprehensive loss		-	-	-	-	(16,295)	(16,295)	-	(16,295)
Net loss for the period		-	-	-	(13,036)	-	(13,036)	(150)	(13,186)
Balance at May 31, 2023		170,183,364	161,881	13,135	35,206	(71,997)	138,225	4,221	142,446
Options exercised	9	1,797,500	2,054	(574)	-	-	1,480	-	1,480
Restricted share rights vested	9	124,670	186	(186)	-	-	-	-	-
US GoldMining
Net proceeds from Initial Public Offering		-	-	-	(193)	-	(193)	194	1
Restricted shares vested, warrants exercised, and open market shares purchases by GoldMining		-	-	-	671	-	671	253	924
At-the-Market offering:
Common shares issued for cash		11,152,526	12,733	-	-	-	12,733	-	12,733
Agents' fees and issuance costs		-	(318)	-	-	-	(318)	-	(318)
Share-based compensation	9,10	-	-	1,118	217	-	1,335	48	1,383
Deferred tax benefits of share issuance costs		-	48	-	-	-	48	-	48
Other comprehensive loss		-	-	-	-	(9,013)	(9,013)	(8)	(9,021)
Net loss for the period		-	-	-	(15,725)	-	(15,725)	(1,538)	(17,263)
Balance at November 30, 2023		183,258,060	176,584	13,493	20,176	(81,010)	129,243	3,170	132,413
Options exercised	9	7,500	9	(2)	-	-	7	-	7
Restricted share rights vested	9	217,780	268	(268)	-	-	-	-	-
At-the-Market offering:
Common shares issued for cash	9	5,162,918	6,110	-	-	-	6,110	-	6,110
Agents' fees and issuance costs	9	-	(153)	-	-	-	(153)	-	(153)
Share-based compensation	9,10	-	-	1,769	144	-	1,913	31	1,944
Deferred tax benefits of share issuance costs		-	9	-	-	-	9	-	9
Other comprehensive income		-	-	-	-	1,711	1,711	13	1,724
Net loss for the period		-	-	-	(8,056)	-	(8,056)	(415)	(8,471)
Balance at May 31, 2024		188,646,258	182,827	14,992	12,264	(79,299)	130,784	2,799	133,583

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

Goldmining Inc. Condensed Consolidated Interim Statements of Cash Flows For the six months ended May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

	For the six months ended
	May 31,
	2024	2023
	($)	($)
Operating activities
Net loss for the period	(8,471)	(13,186)
Adjustments for items not involving cash:
Depreciation	162	83
Accretion	19	17
Financing costs	18	958
Share of loss on investment in joint venture	68	13
Share-based compensation	1,944	1,904
Unrealized gain on short-term investments	(28)	-
Unrealized loss on long-term investments	-	70
Loss on loan modification	-	259
Share of loss in associate	403	-
Deferred income tax expense (recovery)	(1,057)	2,903
Recovery on the receipt of mineral property option payments	(3,200)	(1,134)
Net foreign exchange loss	-	131
Net changes in non-cash working capital items:
Other receivables	72	(281)
Prepaid expenses and deposits	(640)	(966)
Accounts payable and accrued liabilities	(269)	(53)
Incomes taxes payable	1,783	-
Withholdings taxes payable	-	16
Due to related parties	(207)	(149)
Cash used in operating activities	(9,403)	(9,415)

Investing activities
Investment in exploration and evaluation assets	(306)	(501)
Purchase of securities	(190)	(1,592)
Investment in joint venture	(133)	(3)
Purchase of equipment	(180)	(14)
Royalty buyback	(99)	-
Reclamation deposit	-	30
Cash used in investing activities	(908)	(2,080)

Financing activities
Net proceeds from At-the-Market offering	5,957	9,785
Net proceeds from US GoldMining IPO	-	24,256
Proceeds from US GoldMining warrant exercises	-	3,685
Proceeds from common shares issued upon exercise of options	7	708
Open market purchases of US GoldMining shares	-	(3,403)
Payment of lease liabilities	(54)	(52)
Principal payment of margin loan	-	(5,116)
Interest paid on margin loan	-	(716)
Cash generated from financing activities	5,910	29,147

Effect of exchange rate changes on cash	58	62

Net increase (decrease) in cash and cash equivalents and restricted cash	(4,343)	17,714
Cash and cash equivalents and restricted cash
Beginning of period	21,707	8,325
End of period	17,364	26,039

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

1.	Corporate Information

GoldMining Inc. was incorporated under the Business Corporations Act (British Columbia) on September 9, 2009, and continued under the Canada Business Corporations Act (Canada) on December 6, 2016. Together with its subsidiaries (collectively, the "Company" or "GoldMining"), the Company is a public mineral exploration company with a focus on the acquisition, exploration and development of projects in Brazil, Colombia, United States, Canada and Peru.

GoldMining Inc.'s common shares (the "GoldMining Shares") are listed on the Toronto Stock Exchange (the "TSX") under the symbol "GOLD", on the NYSE American (the "NYSE") under the symbol "GLDG" and on the Frankfurt Stock Exchange under the symbol "BSR". The head office and principal address of the Company is located at Suite 1830, 1188 West Georgia Street, Vancouver, British Columbia, V6E 4A2, Canada.

On April 24, 2023, the Company's majority owned, Nevada domiciled subsidiary, U.S. GoldMining Inc. ("U.S. GoldMining"), completed its initial public offering (the "Offering") (Note 10.1). U.S. GoldMining owns the Whistler Project located in Alaska, U.S.A. and its common shares and warrants (the "U.S. GoldMining Shares" and "U.S. GoldMining Warrants") are listed on the Nasdaq Capital Market ("Nasdaq") under the symbols "USGO" and "USGOW", respectively.

2.	Basis of Preparation

2.1         Statement of Compliance

These condensed consolidated interim financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, applicable to the preparation of interim financial statements including International Accounting Standard 34 Interim Financial Reporting.

The Company's significant accounting policies applied in these condensed consolidated interim financial statements are the same as those described in Note 3 of the Company's annual consolidated financial statements as at and for the years ended November 30, 2023 and 2022. These condensed consolidated interim financial statements should be read in conjunction with the Company's most recent annual consolidated financial statements.

The Company's consolidated financial statements have been prepared on a historical cost basis except for financial instruments that have been measured at fair value. The Company's consolidated financial statements and those of its controlled subsidiaries are presented in Canadian dollars ("$" or "dollars"), which is the Company's reporting currency, and all values are rounded to the nearest thousand except where otherwise indicated.

The Company's condensed consolidated interim financial statements for the three and six month periods ended May 31, 2024 were authorised for issue by the Company's Board of Directors on July 12, 2024.

2.2         Significant Accounting Judgments and Estimates

The preparation of these condensed consolidated interim financial statements requires management to make judgments and estimates and form assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of income and expenses during the reporting period. On an ongoing basis, management evaluates its judgments and estimates in relation to assets, liabilities, income and expenses. Management uses historical experience and various other factors it believes to be reasonable under the given circumstances as the basis for its judgments and estimates. Actual outcomes may differ from these estimates under different assumptions and conditions.

Information about judgements made in applying accounting policies that have the most significant effects on the amounts recognised in the condensed consolidated interim financial statements are consistent with those described in Note 3 of the Company's annual consolidated financial statements.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

3.	Cash and Cash Equivalents and Restricted Cash

	May 31,	November 30,
	2024	2023
	($)	($)
Cash and cash equivalents consist of:
Cash at bank and on hand	4,194	7,291
Term deposits	13,052	14,298
Total	17,246	21,589

Restricted cash in the amount of $118 (November 30, 2023: $118) relates to term deposits held by the bank as security for corporate financial purposes.

4.	Prepaids

	May 31, 2024	November 30, 2023
	($)	($)
Prepaid corporate development expenses	231	700
Prepaid insurance	185	419
Other prepaid expenses	1,789	260
Total	2,205	1,379

(1)	Advances relate to the cash U.S. GoldMining has advanced to a technical consulting company for the management of an exploration program for the Whistler Project.

5.	Exploration and Evaluation Assets

	For the three months ended		For the six months ended
	May 31,		May 31,
	2024	2023	2024	2023
	($)	($)	($)	($)

Balance at the beginning of period	56,973	57,738	56,815	56,788
Mineral rights and property acquired	99	-	99	-
Mineral property option payment	85	279	306	501
	57,157	58,017	57,220	57,289
Change in reclamation estimate	(16)	(5)	(16)	(17)
Foreign currency translation adjustments	(486)	220	(549)	960
Balance at the end of period	56,655	58,232	56,655	58,232

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

Exploration and evaluation assets on a project basis are as follows:

	May 31,	November 30,
	2024	2023
	($)	($)
La Mina	15,306	14,926
Titiribi	12,221	12,161
Crucero	7,268	7,135
Yellowknife	7,055	7,061
Cachoeira	6,117	6,489
São Jorge	5,154	5,467
Yarumalito	1,693	1,685
Whistler	1,072	1,076
Surubim	334	354
Batistão	231	246
Montes Áureos and Trinta	176	187
Rea	28	28
Total	56,655	56,815

Almaden

On June 13, 2022, the Company and its subsidiary entered into an option agreement (the "Option Agreement") with NevGold Corp. ("NevGold") and a subsidiary of NevGold, pursuant to which, among other things, it agreed to grant an option to acquire 100% of the Company's Almaden Project (now named Nutmeg Mountain) to a subsidiary of NevGold. Pursuant to the terms thereof, on July 4, 2022 (the "Option Agreement Closing Date"), the Company closed the grant of the option to NevGold's subsidiary for 4,444,444 common shares of NevGold ("NevGold Shares") with a fair value of $2,489.

To exercise the option, NevGold was required to:

●

make additional payments totaling $6,000 to GoldMining's subsidiary between January 1, 2023 and January 1, 2024, which payments were satisfied by NevGold by issuing NevGold Shares, on the following dates:

o	January 1, 2023: $1,500
o	July 1, 2023: $1,500
o	January 1, 2024: $3,000

●	complete qualifying expenditures on the Project totaling $2,250, comprised of $1,500 on or before June 1, 2023 (completed), and a further $750 on or before December 31, 2023 (completed).

●	Additionally, NevGold is required to make success-based contingent payments totaling up to $7,500 to GoldMining, payable in cash or shares at the election of NevGold based on the following:
o	$500 on completion of a positive Preliminary Economic Assessment
o	$2,500 on completion of a positive Preliminary Feasibility Study
o	$4,500 on completion of a positive Feasibility Study

Pursuant to the Option Agreement, in the year ended November 30, 2022, the Company also completed an initial strategic investment in NevGold by subscribing for 1,481,481 NevGold Shares at a price of $0.675 per share, which was based on the volume weighted average price ("VWAP") of the NevGold Shares for the 30-trading day period prior to the date the Option Agreement was entered into, for a total subscription of $1,000.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

GoldMining agreed to, subject to certain conditions, purchase additional NevGold equity in an amount to the lesser of $1,250 and 40% of the total gross proceeds raised by NevGold in certain qualifying financings announced prior to November 30, 2022. The Company completed the purchase of shares and warrants by entering into an agreement to purchase 2,976,200 units ("Units") of NevGold in a brokered private placement, which closed on December 5, 2022, for a total purchase price of $1,250. Each Unit, priced at $0.42 per Unit, consisted of one common share of NevGold (each, a "NevGold Common Share") and one-half of one Common Share purchase warrant (each whole warrant, a "NevGold Warrant") of NevGold. Each NevGold Warrant entitles the holder to purchase one Common Share at an exercise price of $0.60 until December 5, 2024.

On January 1, 2023 and July 13, 2023, pursuant to the Option Agreement, the Company received 3,658,536 and 4,109,589, respectively, common shares of NevGold with fair values of $1,134 and $1,562, respectively.

On January 18, 2024, pursuant to the Option Agreement, the Company received 10,000,000 common shares of NevGold with a fair value of $3,200. As the carrying value of the Almaden Project was $nil on the date of the receipt of the option payment, the Company recorded a recovery on receipt of mineral property option payment of $3,200 during the six months ended May 31, 2024.

As a result, the Company has completed the sale of the Almaden Project to a subsidiary of NevGold. Option proceeds received to date pursuant to the Option Agreement are taxable in fiscal 2024, resulting in a current income tax expense of $1,781 being recognized in the six months ended May 31, 2024. As at May 31, 2024, current income taxes payable related to the sale of the Almaden Project are $1,789.

Crucero

In April 2024, a subsidiary of the Company paid US$70,000 to Compañía de Minas Buenaventura S.A.A. to reduce an existing third-party net smelter return ("NSR") royalty on its Crucero Project from 5% to 3%. The Company can further reduce the royalty to a 1% NSR by making an additional payment of US$200,000, at any time on or before April 25, 2034. The total amount paid including transaction costs was $99 and was capitalized to exploration and evaluation assets during the six months ended May 31, 2024.

Surubim

The Company's Surubim Project consists of the Surubim and Rio Novo concessions located in Pará State, Brazil. During the year ended November 30, 2023, the Company continued efforts to negotiate an extension for its Rio Novo concessions under the Jarbas Agreement, however, was unable to come to acceptable terms and provided the property vendor with a notice of termination, which is subject to acceptance by the vendor. As a result, the Company impaired exploration and evaluation assets associated with the Rio Novo concessions in the amount of $1,809 during the year ended November 30, 2023.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

Exploration Expenditures

Exploration expenditures on a project basis for the periods indicated are as follows:

					For the period from
	For the three months ended		For the six months ended		incorporation,
	May 31,		May 31,		September 9, 2009, to
	2024	2023	2024	2023	May 31, 2024
	($)	($)	($)	($)	($)
Whistler	662	277	998	451	11,416
São Jorge	345	83	468	133	2,325
Titiribi	95	51	165	110	2,514
Yarumalito	22	91	155	121	582
La Mina	40	122	73	366	3,289
Rea	32	55	41	60	408
Crucero	17	-	20	1	650
Cachoeira	4	18	10	37	6,826
Yellowknife	-	2	2	18	1,361
Other Exploration Expenses	-	1	-	2	3,943
Total	1,217	700	1,932	1,299	33,314

6.	Land, Property and Equipment

				Right-of-
				Use Assets
		Buildings and	Office	(Office and)	Exploration
	Land	Camp Structures	Equipment	warehouse space)	Equipment	Vehicles	Total
	($)	($)	($)	($)	($)	($)	($)
Cost
Balance at November 30, 2022	1,060	1,163	186	516	240	365	3,530
Additions	-	1,174	16	830	72	82	2,174
Disposition	-	-	-	(800)	-	-	(800)
Change in reclamation estimate	-	6	-	-	-	-	6
Impact of foreign currency translation	12	13	10	2	4	5	46
Balance at November 30, 2023	1,072	2,356	212	548	316	452	4,956
Additions	-	-	11	63	43	126	243
Disposition	-	-	-	(162)	-	-	(162)
Impact of foreign currency translation	5	12	(3)	2	-	-	16
Balance at May 31, 2024	1,077	2,368	220	451	359	578	5,053

Accumulated Depreciation
Balance at November 30, 2022	-	674	170	255	240	365	1,704
Depreciation	-	78	25	94	2	3	202
Disposition	-	-	-	(205)	-	-	(205)
Impact of foreign currency translation	-	8	4	1	4	5	22
Balance at November 30, 2023	-	760	199	145	246	373	1,723
Depreciation	-	78	11	56	7	10	162
Disposition	-	-	-	(162)	-	-	(162)
Impact of foreign currency translation	-	4	(3)	2	(1)	1	3
Balance at May 31, 2024	-	842	207	41	252	384	1,726

Net Book Value
At November 30, 2023	1,072	1,596	13	403	70	79	3,233
At May 31, 2024	1,077	1,526	13	410	107	194	3,327

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

7.	Investment in Associate

On July 13, 2023, pursuant to the Option Agreement signed with NevGold on the Almaden Project, the Company received 4,109,589 common shares of NevGold (Note 5), increasing its ownership in NevGold from 17.6% to 22.0%. As a result of the increase in ownership in NevGold above 20%, the Company concluded that it exercises significant influence over NevGold. The Company's $6,335 investment measured at fair value through other comprehensive income ("FVTOCI") through to July 13, 2023, was derecognized and reclassified to investment in associate (Note 8). After July 13, 2023, the Company's investment in NevGold is being recorded using the equity method.

During the six months ended May 31, 2024, the Company acquired 10,000,000 common shares of NevGold (Note 5). As of May 31, 2024, the Company held 26,670,250 shares of NevGold, with a fair value of approximately $11.6 million and representing a 28.4% ownership interest.

The following outlines the movement in investment in associate during the six months ended May 31, 2024, and the year ended November 30, 2023:

Balance at November 30, 2022	$-
Investment in NevGold - July 13, 2023	6,335
Share of loss in NevGold	(147)
Share of OCI in NevGold	78
Gain on dilution of ownership interest in NevGold	31
Balance at November 30, 2023	$6,297
Investment in NevGold - January 18, 2024	3,200
Share of loss in NevGold	(724)
Share of OCI in NevGold	26
Gain on dilution of ownership interest in NevGold	321
Balance at May 31, 2024	$9,120

The equity accounting for NevGold is based on its published results to March 31, 2024, and an estimate of results for the period of March 1, 2024 to May 31, 2024. The following is a summary of the Condensed Consolidated Interim Statements of Financial Position of NevGold at March 31, 2024 on a 100% basis was: current assets - $1,032, noncurrent assets - $25,847, total assets - $26,879, current liabilities - $1,522, non-current liabilities - $465 and net assets - $24,892. The following is a summary of the Condensed Consolidated Interim Statement of loss and comprehensive loss of NevGold for the three months ended March 31, 2024 on a 100% basis: operating loss - $416, accretion - $4, business development - $165, consulting fees, salaries and director's fees - $130, depreciation - $17, occupancy, administrative, and general expenses - $44, transfer agent and listing fees - $40, professional fees - $16, interest income - $4, non-controlling interest – $nil, net loss - $412, and comprehensive loss - $112.

The Company's equity share of NevGold's estimated net loss for the three months ended May 31, 2024 was $53 (three months ended May 31, 2023 - $nil) or $2, net of a $51 gain on dilution of ownership interest in NevGold.

The Company's equity share of NevGold's estimated net loss for the six months ended May 31, 2024 was $724 (six months ended May 31, 2023 - $nil) or $403, net of a $321 gain on dilution of ownership interest in NevGold.

8.	Long-term Investments

As at May 31, 2024, the Company's long-term investments consist of equity securities in Gold Royalty Corp. ("GRC"), measured at FVTOCI. Long-term investments in equity securities are recorded at fair value based on quoted market prices, with unrealized gains or losses excluded from earnings and reported as other comprehensive income or loss. Refer to tables below for movement in long-term investments measured at FVTOCI.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

Investment in Gold Royalty Corp.

During the six months ended May 31, 2024, the Company acquired 100,000 GRC common shares for $190 including transaction costs, through open market purchases over the facilities of the NYSE.

NevGold Corp.

During the year ended November 30, 2023, the Company's investment in NevGold common shares was reclassified from long-term investments to investment in associate (Note 7).

The following tables outline the movement of the Company's long-term investments in GRC and NevGold during the six months ended May 31, 2024 and the year ended November 30, 2023:

		As at November 30						As at May 31,
			2023					2024
	Number of warrants(1)	Number of shares(1)	Fair value ($)	Additions ($)	Unrealized Gains (Losses) (FVTOCI) ($)	Unrealized Gains (Losses) (FVTPL) ($)	Reclassification to Short-term Investments ($)	Fair Value ($)
Investment in GRC	-	21,533,125	45,052	190	2,591	-	-	47,833
Investment in NevGold - warrants(2)	1,488,100	-	28	-	-	-	(28)	-
			45,080	190	2,591	-	(28)	47,833

		As at November 30,						As at November 30,
			2022					2023
	Number of warrants(4)	Number of shares(4)	Fair value ($)	Additions ($)	Unrealized Gains (Losses) (FVTOCI) ($)	Unrealized Gains (Losses) (FVTPL) ($)	Derecognition of investment measured at FVTOCI ($)	Fair Value ($)
Investment in GRC	-	21,433,125	75,557	654	(31,159)	-	-	45,052
Investment in NevGold - shares(3)	-	16,670,250	2,282	3,737	316		(6,335)	-
Investment in NevGold - warrants	1,488,100	-	-	208	-	(180)	-	28
			77,839	4,599	(30,843)	(180)	(6,335)	45,080

(1) As of May 31, 2024.

(2) During the six months ended May 31, 2024, amounts were reclassified to short-term investments.

(3) During the year ended November 30, 2023, the Company's investment in NevGold, which was initially measured at FVTOCI, was derecognized and reclassified to investment in associate (Note 7).

(4) As of November 30, 2023.

9.	Share Capital

9.1         Authorized

The authorized share capital of the Company is comprised of an unlimited number of common shares without par value.

At-the-Market Equity Program

On December 30, 2022, the Company entered into an equity distribution agreement with a syndicate of agents for an at-the-market equity distribution program (the "ATM Program"). The new ATM Program replaced the previous ATM program which expired on January 1, 2023 in accordance with its terms. Pursuant to the new ATM Program, the Company could distribute up to US$50 million (or the equivalent in Canadian dollars) of ATM Shares. The ATM Shares sold under the new ATM Program were sold at the prevailing market price on the TSX or the NYSE, as applicable, at the time of sale. Sales of ATM Shares were made pursuant to the terms of an equity distribution agreement dated December 30, 2022 (the "2022 Distribution Agreement"). Unless earlier terminated by the Company or the agents as permitted therein, the new ATM Program was to terminate upon the earlier of: (a) the date that the aggregate gross sales proceeds of the ATM Shares sold under the ATM Program reached the aggregate amount of US$50 million (or the equivalent in Canadian dollars); or (b) November 27, 2023.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

On November 24, 2023, the Company entered into a new ATM Program which replaced the previous ATM program which expired on November 27, 2023 in accordance with its terms. Pursuant to the new ATM Program, the Company may distribute up to US$50 million (or the equivalent in Canadian dollars) of ATM Shares. The ATM Shares sold under the new ATM Program, if any, will be sold at the prevailing market price on the TSX or the NYSE, as applicable, at the time of sale. Sales of ATM Shares will be made pursuant to the terms of an equity distribution agreement dated November 24, 2023 (the "2023 Distribution Agreement"). Unless earlier terminated by the Company or the agents as permitted therein, the new ATM Program will terminate upon the earlier of: (a) the date that the aggregate gross sales proceeds of the ATM Shares sold under the ATM Program reaches the aggregate amount of US$50 million (or the equivalent in Canadian dollars); or (b) December 31, 2024.

During the six months ended May 31, 2024, the Company issued 5,162,918 common shares under the ATM Program for gross proceeds of $6,110, with aggregate commissions paid to agents of $153.

9.2	Reserves

	Restricted Shares ($)	Share Options ($)	Warrants ($)	Total ($)
Balance at November 30, 2022	35	8,354	3,541	11,930
Options exercised	-	(231)	-	(231)
Restricted share rights vested	(230)	-	-	(230)
Share-based compensation	278	1,388	-	1,666
Balance at May 31, 2023	83	9,511	3,541	13,135
Options exercised	-	(574)	-	(574)
Restricted share rights vested	(186)	-	-	(186)
Share-based compensation	103	1,015	-	1,118
Balance at November 30, 2023	-	9,952	3,541	13,493
Options exercised	-	(2)	-	(2)
Restricted share rights vested	(268)	-	-	(268)
Share-based compensation	377	1,392	-	1,769
Balance at May 31, 2024	109	11,342	3,541	14,992

9.3	Share Options

The Company's share option plan (the "Option Plan") was approved by the Board of Directors of the Company (the "Board") on January 28, 2011, and amended and restated on October 30, 2012, October 11, 2013, October 18, 2016, April 5, 2019 and March 14, 2022.  Pursuant to the terms of the Option Plan, the Board may designate directors, officers, employees and consultants of the Company, or any of its subsidiaries and employees of a person or company which provides services to the Company, or any of its subsidiaries, is eligible to receive incentive share options ("Option(s)") to acquire such numbers of GoldMining Shares as the Board may determine, each Option so granted being for a term specified by the Board up to a maximum of five years from the date of grant.  The Options vest in accordance with the vesting schedule during the optionee's continual service with the Company. The maximum number of GoldMining Shares reserved for issuance of Options granted under the Option Plan at any time is 10% of the issued and outstanding GoldMining Shares in the capital of the Company.  The Option Plan, as amended and restated, was affirmed, ratified and approved by the Company's shareholders in accordance with its terms at the Annual General and Special Meeting held on May 19, 2022.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The following outlines movements of the Company's Options:

	Number of Options	Weighted Average Exercise Price ($)
Balance at November 30, 2022	14,003,075	1.61
Granted	125,000	1.38
Exercised(1)	(579,500)	1.24
Cancelled/Forfeited	(17,500)	1.83
Expired	(293,380)	1.61
Balance at May 31, 2023	13,237,695	1.63
Granted	3,575,000	1.09
Exercised	(1,797,500)	0.82
Expired	(70,000)	0.78
Balance at November 30, 2023	14,945,195	1.60
Granted	323,234	1.21
Exercised(2)	(7,500)	0.89
Expired	(50,000)	0.95
Balance at May 31, 2024	15,210,929	1.59

(1) During the three and six months ended May 31, 2023, the Company issued 301,993 and 573,993 common shares, respectively, at weighted average trading prices of $1.48 and $1.51 respectively. The common shares were issued pursuant to the exercise of 579,500 share options, of which 1,993 common shares were issued pursuant to the exercise of 7,500 share options on a net exercise basis.

(2) During the three and six months ended May 31, 2024, the Company issued 5,000 and 7,500 common shares, respectively, at weighted average trading prices of $1.20 and $1.23 respectively.

The fair value of Options granted was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Six months ended May 31, 2024	Six months ended May, 2023
Risk-free interest rate	3.97%	3.82%
Expected life (years)	2.88	2.83
Expected volatility	50.27%	56.80%
Expected dividend yield	0.00%	0.00%
Estimated forfeiture rate	1.34%	0.13%

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

A summary of Options outstanding and exercisable as of May 31, 2024, are as follows:

			Options Outstanding			Options Exercisable
Exercise Prices			Number of Options Outstanding	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (years)	Number of Options Exercisable	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (years)
$0.96	-	$1.08	2,077,000	1.05	0.22	2,077,000	1.05	0.22
$1.09	-	$1.59	4,278,234	1.12	4.32	2,229,559	1.14	4.22
$1.60	-	$1.82	4,083,000	1.60	3.48	4,083,000	1.60	3.48
$1.83	-	$2.00	2,657,695	1.83	2.45	2,657,695	1.83	2.45
$2.01	-	$3.38	2,115,000	2.77	1.51	2,115,000	2.77	1.51
			15,210,929	1.59	2.82	13,162,254	1.67	2.57

The fair value of the Options recognized as share-based compensation expense during the three and six months ended May 31, 2024, was $464 and $1,392, respectively, (three and six months ended May 31, 2023: $693 and $1,388, respectively), using the Black-Scholes option pricing model.

9.4	Restricted Share Rights

The Company's restricted share plan (the "RSP") was approved by the Board of Directors of the Company (the "Board") on November 27, 2018. Pursuant to the terms of the RSP, the Board may designate directors, senior officers, employees and consultants of the Company, eligible to receive restricted share rights ("RSR(s)") to acquire such number of GoldMining Shares as the Board may determine, in accordance with the restricted periods schedule during the recipient's continual service with the Company. There are no cash settlement alternatives. The RSP was approved by the Company's shareholders in accordance with its term at the Company's annual general meeting held on May 25, 2019.

The RSRs vest in accordance with the vesting schedule during the recipient's continual service with the Company. The Company classifies RSRs as equity instruments since the Company has the ability and intent to settle the awards in common shares. The compensation expense for standard RSRs is calculated based on the fair value of each RSR as determined by the closing value of the Company's common shares at the date of the grant. The Company recognizes compensation expense over the vesting period of the RSR.  The Company expects to settle RSRs, upon vesting, through the issuance of common shares from treasury.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The following outlines movements of the Company's RSRs:

	Number of RSRs	Weighted Average Value ($)
Balance at November 30, 2022	229,426	1.61
Vested	(141,926)	1.62
Balance at May 31, 2023	87,500	1.60
Granted	403,700	1.23
Vested	(124,670)	1.49
Balance as at November 30, 2023	366,530	1.23
Granted	6,098	1.23
Vested	(217,780)	1.23
Balance at May 31, 2024	154,848	1.23

The fair value of the RSRs recognized as share-based compensation expense during the three and six months ended May 31, 2024 was $146 and $377 (three and six months ended May 31, 2023: $109 and $286).

10.	Non-Controlling Interests

10.1         U.S. GoldMining equity transactions

As at May 31, 2024, GoldMining held 9,878,261 U.S. GoldMining Shares, or approximately 79.7% of U.S. GoldMining's outstanding common shares and 122,490 U.S. GoldMining Warrants and has common management and a common director of GoldMining. The Company concluded that subsequent to U.S. GoldMining's Offering, it has control over U.S. GoldMining and as a result, continues to consolidate the entity. U.S. GoldMining's earnings and losses are included in GoldMining's consolidated statements of comprehensive loss, with net loss and comprehensive loss attributable to U.S. GoldMining separately disclosed as being attributable to Non-Controlling Interests ("NCI"). The NCI in U.S. GoldMining's net assets is reflected in the consolidated statements of financial position and the consolidated statements of changes in equity. The NCI in these consolidated financial statements of $2,799 as at May 31, 2024 solely relates to U.S. GoldMining.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The following table shows the assets and liabilities of U.S. GoldMining:

May 31,
2024
($)
Assets
Cash and cash equivalents	12,413
Restricted cash	118
Prepaid expenses and deposits	1,463
Other receivables	166
Other assets	37
Land, property and equipment	1,585
Exploration and evaluation assets	73
15,855

Liabilities
Accounts payable and accrued liabilities	482
Withholdings taxes payable	246
Rehabilitation provisions	417
Lease liability	176
Due to related parties	2
1,323

Refer to segmented information Note 13 for the breakdown of U.S. GoldMining's net loss.

The following table summarizes U.S. GoldMining's cash flow activities during the six months ended May 31, 2024:

For the six months ended
May 31,
2024
($)
Cash used in operating activities	(2,922)
Cash used in investing activities	(172)
Cash generated from financing activities	(17)

Effect of exchange rate changes on cash	63

Net increase in cash and cash equivalents and restricted cash	(3,048)
Cash and cash equivalents and restricted cash
Beginning of period	15,579
End of period	12,531

U.S. GoldMining At-the-Market Equity Program

On May 15, 2024, U.S. GoldMining Inc. entered into an equity distribution agreement with a syndicate of agents for an at-the-market equity distribution program (the "U.S. GoldMining ATM Program") with H.C. Wainwright & Co., LLC, as lead agent and Laurentian Bank Securities and Roth Capital Partners as co-agents.

Pursuant to the U.S. GoldMining ATM Program, U.S. GoldMining may distribute up to US$5.5 million of U.S. GoldMining Shares. The U.S. GoldMining Shares sold under the U.S. GoldMining ATM Program, if any, will be made by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 promulgated under the United States Securities Act of 1933, including, without limitation, sales made directly on or through the Nasdaq, or any other existing trading market in the United States for the U.S. GoldMining Shares. A fixed cash commission rate of 2.5% of the gross sales price per share sold under the U.S. GoldMining ATM Program will be payable to the agents in connection with any such sales.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The securities that may be offered under the U.S. GoldMining ATM have not been and will not be qualified by a prospectus for the offer or sale to the public in Canada under applicable Canadian securities laws.

During the six months ended May 31, 2024, no common shares were distributed by U.S. GoldMining under the U.S. GoldMining ATM Program.

10.2          U.S. GoldMining Stock Options

On February 6, 2023, U.S. GoldMining adopted a long-term incentive plan ("2023 Incentive Plan"). The purpose of the 2023 Incentive Plan is to provide an incentive for employees, directors and certain consultants and advisors of U.S. GoldMining or its subsidiaries to remain in the service of U.S. GoldMining or its subsidiaries. The 2023 Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock units, performance awards, restricted stock awards and other cash and equity-based awards. The aggregate number of common shares issuable under the 2023 Incentive Plan in respect of awards shall not exceed 10% of the common shares issued and outstanding.

The following outlines the movements in U.S. GoldMining's stock options:

	Number of Options		Weighted Average Exercise Price (US$)
Balance at November 30, 2022	-		-
Granted	82,500		10.00
Balance at May 31, 2023 and November 30, 2023	82,500		10.00
Granted	99,050		10.00
Balance at May 31, 2024	181,550	(1)	10.00

(1) As at May 31, 2024, outstanding U.S. GoldMining stock options have a weighted average remaining contractual life of 4.38 years.

The fair value of U.S. GoldMining stock options granted were estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Six months ended May 31, 2024	Six months ended May 31, 2023
Risk-free interest rate	4.50%	3.47%
Expected life (years)	3.00	3.00
Expected volatility(1)	54.93%	61.34%
Expected dividend yield	0.00%	0.00%
Estimated forfeiture rate	0.00%	0.00%

(1) As there is limited trading history of U.S. GoldMining's common shares prior to the date of grant, the expected volatility is based on the historical share price volatility of a group of comparable companies in the sector U.S. GoldMining operates over a period similar to the expected life of the share options.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

During the three and six months ended May 31, 2024, U.S. GoldMining recognized share-based compensation expense of $76 and $163 (three and six months ended May 31, 2023: $149) for share options granted by U.S. GoldMining.

10.3          U.S. GoldMining Restricted Shares

On September 23, 2022, U.S. GoldMining adopted an equity incentive plan (the "Legacy Incentive Plan"). The Legacy Incentive Plan provides for the grant of restricted stock awards. The purpose of the Legacy Incentive Plan is to provide an incentive for employees, directors and certain consultants and advisors of U.S. GoldMining or its subsidiaries to remain in the service of U.S. GoldMining or its subsidiaries. The maximum number of shares of common stock that may be issued pursuant to the grant of the restricted stock awards is 1,000,000 shares of common stock in U.S. GoldMining.

On September 23, 2022, U.S. GoldMining granted awards of an aggregate of 635,000 shares of performance based restricted shares (the "Restricted Shares") of common stock under the Legacy Incentive Plan to certain of U.S. GoldMining's and GoldMining's executive officers, directors and consultants, the terms of which were amended on May 4, 2023.

The Restricted Shares are subject to restrictions that, among other things, prohibit the transfer thereof until certain performance conditions are met. In addition, if such conditions are not met within applicable periods, the restricted shares will be deemed forfeited and surrendered by the holder thereof to U.S. GoldMining without the requirement of any further consideration. During the year ended November 30, 2023, performance conditions were met for 285,750 Restricted Shares which were released. As at May 31, 2024, 349,250 Restricted Shares remain outstanding, subject to certain performance conditions.

During the three and six months ended May 31, 2024, U.S. GoldMining recognized share-based compensation expense of $6 and $12 (three and six months ended May 31, 2023: $49 and $51), related to U.S. GoldMining's Restricted Shares.

10.4          U.S. GoldMining Warrants

The following outlines the movements in U.S. GoldMining's common stock purchase warrants:

	Number of Warrants	Weighted Average Exercise Price (US$)
Balance at November 30, 2022	-	-
Common stock purchase warrants issued at the IPO	2,000,000	13.00
Exercised	(210,513)	13.00
Balance at May 31, 2023	1,789,487	13.00
Exercised	(48,195)	13.00
Balance at November 30, 2023 and May 31, 2024	1,741,292 (1)	13.00

(1)As at May 31, 2024, outstanding U.S. GoldMining common stock purchase warrants have a weighted average remaining contractual life of 1.90 years.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

11.	Financial Instruments

The Company's financial assets include cash and cash equivalents, restricted cash, other receivables, short-term investment, reclamation deposits and long-term investments. The Company's financial liabilities include accounts payable and accrued liabilities, due to joint venture and due to related parties. The Company uses the following hierarchy for determining and disclosing fair value of financial instruments:

●	Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities.
●	Level 2: other techniques for which all inputs have a significant effect on the recorded fair value which are observable, either directly or indirectly.
●	Level 3: techniques which use inputs that have a significant effect on the recorded fair value that are not based on observable market data.

The Company's cash and cash equivalents, restricted cash, other receivables, accounts payable and accrued liabilities, due to joint venture and due to related parties approximate fair value due to their short terms to settlement. The Company's short-term investments and long-term investments in common shares of equity securities are measured at fair value on a recurring basis and classified as Level 1 within the fair value hierarchy. The fair value of short-term and long-term investments is based on the quoted market price of the short-term and long-term investments. The fair value of warrants to purchase shares in NevGold were initially determined on a residual basis and subsequently measured using the Black-Scholes valuation model. The significant inputs used are readily available in public markets and therefore have been classified as level 2. Inputs used in the Black-Scholes model for the valuation of the warrants include risk-free interest rate, volatility, and dividend yield.

11.1         Financial Risk Management Objectives and Policies

The financial risk arising from the Company's operations are currency risk, interest rate risk, credit risk, liquidity risk and equity price risk. These risks arise from the normal course of operations and all transactions undertaken are to support the Company's ability to continue as a going concern. The risks associated with the Company's financial instruments and the policies on how the Company mitigates these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

11.2         Currency Risk

The Company's operating expenses and acquisition costs are denominated in United States dollars, the Brazilian Real, the Colombian Peso and Canadian dollars. The exposure to exchange rate fluctuations arises mainly on foreign currencies against the Company and its subsidiaries functional currencies. The Company has not entered into any derivative instruments to manage foreign exchange fluctuations; however, management monitors foreign exchange exposure.

The Canadian dollar equivalents of the Company's foreign currency denominated monetary assets are as follows:

	As at May 31,	As at November 30,
	2024	2023
	($)	($)
Assets
United States Dollar	60,466	60,652
Brazilian Real	26	30
Colombian Peso	223	546
Total	60,715	61,228

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The Canadian dollar equivalent of the Company's foreign currency denominated monetary liabilities are solely in United States Dollars and total $344.

The impact of a Canadian dollar change against the United States dollar on the investment in GRC by 10% at May 31, 2024 would have an impact, net of tax, of approximately $4,137 on other comprehensive loss for the six months ended May 31, 2024. The impact of a Canadian dollar change of 10% against the United States dollar on the Company's other financial instruments based on balances at May 31, 2024 would have an impact of $1,229 on net loss for the six months ended May 31, 2024.

11.3         Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in interest rates. The Company's exposure to interest rate risk arises from the impact of interest rates on its cash and cash equivalents, restricted cash, term deposits and lease liabilities, which bear interest at fixed rates. The interest rate risks on the Company's cash and cash equivalents, restricted cash and lease liabilities are minimal. The Company has not entered into any derivative instruments to manage interest rate fluctuations.

11.4         Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Credit risk for the Company is primarily associated with the Company's bank balances.

The Company mitigates credit risk associated with its bank balances by holding cash and cash equivalents and restricted cash in excess of the amount of government deposit insurance with Schedule I chartered banks in Canada and their United States affiliates. Substantially all of our cash and cash equivalents held with financial institutions exceeds government-insured limits. The Company's maximum exposure to credit risk is equivalent to the carrying value of its cash and cash equivalents and restricted cash in excess of the amount of government deposit insurance coverage for each financial institution. In order to mitigate its exposure to credit risk, the Company closely monitors its financial institutions.

11.5         Liquidity Risk

Liquidity risk is the risk that the Company will not be able to settle or manage its obligations associated with financial liabilities.  To manage liquidity risk the Company closely monitors its liquidity position and ensures it has adequate sources of funding to finance its projects and operations.  As at May 31, 2024, the Company has working capital (current assets less current liabilities) of $16,422.  The Company's other receivables, prepaid expenses, deposits, accounts payable and accrued liabilities, due to joint venture, due to related parties, lease liabilities and withholding taxes payable are expected to be realized or settled within a one-year period. U.S. GoldMining's cash and cash equivalents and restricted cash of $12,531 and other assets of $3,324 are not available for use by GoldMining or other subsidiaries of GoldMining (Note 10.1).

The Company has current cash and cash equivalent balances, access to its ATM Program, whereby the Company has the ability to issue shares for cash, and ownership of liquid assets at its disposal. The Company owns 9.88 million shares and 0.12 million warrants of NASDAQ listed U.S. GoldMining (closing share and warrant trading prices as of May 31, 2024 of US$6.08 and US$0.43, respectively, with a fair value of $81.9 million (US$60.1 million)), 21.53 million shares of NYSE listed Gold Royalty Corp. (closing share price as of May 31, 2024 of US$1.63 reflects a fair value of $47.8 million (US$35.1 million)) and 26.67 million shares of NevGold (fair value of $11.6 million). GoldMining believes that its cash on hand, ability to enter into future borrowings collateralized by the U.S. GoldMining, GRC and NevGold shares and access to its ATM Program will enable the Company to meet its working capital requirements for the next twelve months commencing from the date that the consolidated financial statements are issued.

11.6         Equity Price Risk

The Company is exposed to equity price risk as a result of holding its long-term investments. The Company does not actively trade its long-term investments. The equity prices of its long-term investments are impacted by various underlying factors including commodity prices. Based on the Company's long-term investments held as at May 31, 2024, a 10% change in the equity prices of its long-term investments would have an impact, net of tax, of approximately $4,137 on other comprehensive loss for the six months ended May 31, 2024.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

12.	Related Party Transactions

12.1         Related Party Transactions

Related party transactions not disclosed elsewhere in the consolidated financial statements are as follows:

●

During the three and six months ended May 31, 2024, the Company incurred $153 and $290 (three and six months ended May 31, 2023: $43 and $49) in general and administrative expenses related to website design, video production, website hosting services and marketing services paid to Blender Media Inc., a company controlled by a direct family member of one of the Company's Co-Chairmen. As at May 31, 2024, prepaid expenses includes $83 (November 30, 2023: $230) in service fees paid to Blender Media.

Related party transactions are based on the amounts agreed to by the parties. During the six months ended May 31, 2024, the Company did not enter into any contracts or undertake any commitment or obligation with any related parties other than as disclosed herein.

12.2         Transactions with Key Management Personnel

Key management personnel are persons responsible for planning, directing and controlling the activities of an entity and include management and directors' fees and share-based compensation, which are described below for the three and six months ended May 31, 2024:

	For the three months ended		For the six months ended
	May 31,	May 31,	May 31,	May 31,
	2024	2023	2024	2023
	($)	($)	($)	($)
Management fees	47	48	95	95
Director and officer fees	119	110	239	207
Share-based compensation	326	536	1,024	1,022
Total	492	694	1,358	1,324

As at May 31, 2024, $32 was payable to key management personnel for services provided to the Company (November 30, 2023: $239). Compensation is comprised entirely of salaries, fees and similar forms of remuneration and directors' fees. Management includes the Chief Executive Officer and the Chief Financial Officer.

13.	Segmented Information

The Company conducts its business in the acquisition, exploration and development of mineral properties as two operating segments, with U.S. GoldMining being one distinct operating segment, and all other subsidiaries, or "Others" being the second operating segment. As the Company's comparatives disclose it conducted its business as a single operating segment, the comparatives have changed to reflect the Company's two operating segments. The Company operates in five principal geographical areas: Canada (country of domicile), Brazil, United States, Colombia and Peru.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

The Company's total non-current assets, total liabilities and operating loss by geographical location are detailed below:

	Total non-current assets
	As at May 31,	As at November 30,
	2024	2023
	($)	($)
Canada	65,080	59,488
Colombia	30,585	30,139
Brazil	13,235	13,977
Peru	7,268	7,135
United States	2,484	2,412
Total	118,652	113,151

	Total operating loss		Total operating loss (income)
	For the three months ended		For the six months ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
	($)	($)	($)	($)
Canada	3,699	2,255	7,635	5,385
Brazil	594	278	920	486
Colombia	333	327	718	730
Peru	32	24	39	28
United States	1,177	3,115	(1,103)	3,104
Total	5,835	5,999	8,209	9,733

The Company's total assets, total liabilities, operating loss and net loss for its two operating segments U.S GoldMining and others are detailed below:

	Total assets		Total liabilities
	As at May 31,	As at November 30,	As at May 31,	As at November 30,
	2024	2023	2024	2023
	($)	($)	($)	($)
U.S. GoldMining(1)	16,854	18,862	1,323	1,272
Others(2)	122,070	118,016	4,018	3,193
Total	138,924	136,878	5,341	4,465

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

	For the three months ended May 31, 2024			For the three months ended May 31, 2023
	U.S. GoldMining(1)	Others(2)	Total	U.S. GoldMining(1)	Others(2)	Total
	($)	($)	($)	($)	($)	($)
Expenses
Consulting fees	3	154	157	(20)	77	57
Depreciation	57	28	85	3	36	39
Directors' fees, salaries and benefits	112	420	532	122	415	537
Exploration expenses	662	555	1,217	277	423	700
General and administrative	364	2,304	2,668	1,261	797	2,058
Professional fees	125	357	482	1,320	246	1,566
Share-based compensation	82	610	692	228	801	1,029
Share of loss on investment in associate	-	2	2	-	-	-
Share of loss on investment in joint venture	-	-	-	-	13	13
	1,405	4,430	5,835	3,191	2,808	5,999
Operating loss	(1,405)	(4,430)	(5,835)	(3,191)	(2,808)	(5,999)

Other items
Dividend income	-	-	-	-	287	287
Loss on modification of margin loan	-	-	-	-	(129)	(129)
Interest income	186	20	206	91	12	103
Other income (loss)(3)	(4)	39	35	(4)	(49)	(53)
Financing costs	(5)	(4)	(9)	-	(444)	(444)
Net foreign exchange gain (loss)	(1)	21	20	-	101	101
Net loss for the year before taxes	(1,229)	(4,354)	(5,583)	(3,104)	(3,030)	(6,134)
Current income tax expense	(3)	(10)	(13)	-	(15)	(15)
Deferred income tax expense	-	(96)	(96)	-	(925)	(925)
Net loss for the period	(1,232)	(4,460)	(5,692)	(3,104)	(3,970)	(7,074)

	For the six months ended May 31, 2024			For the six months ended May 31, 2023
	U.S. GoldMining(1)	Others(2)	Total	U.S. GoldMining(1)	Others(2)	Total
	($)	($)	($)	($)	($)	($)
Expenses
Consulting fees	6	271	277	13	117	130
Depreciation	96	66	162	6	77	83
Directors' fees, salaries and benefits	228	825	1,053	165	781	946
Exploration expenses	998	934	1,932	451	848	1,299
General and administrative	807	3,797	4,604	1,358	2,378	3,736
Professional fees	355	611	966	2,073	683	2,756
Share-based compensation	175	1,769	1,944	231	1,673	1,904
Share of loss on investment in associate	-	403	403	-	-	-
Share of loss on investment in joint venture	-	68	68	-	13	13
Recovery on the receipt of mineral property option payments	-	(3,200)	(3,200)	-	(1,134)	(1,134)
	2,665	5,544	8,209	4,297	5,436	9,733
Operating loss	(2,665)	(5,544)	(8,209)	(4,297)	(5,436)	(9,733)

Other items
Dividend income	-	-	-	-	574	574
Loss on modification of margin loan	-	-	-	-	(259)	(259)
Interest income	383	55	438	91	98	189
Other income (loss)(3)	(8)	39	31	(7)	(80)	(87)
Financing costs	(10)	(8)	(18)	-	(958)	(958)
Net foreign exchange gain (loss)	(1)	12	11	7	(1)	6
Net loss for the year before taxes	(2,301)	(5,446)	(7,747)	(4,206)	(6,062)	(10,268)
Current income tax expense	(3)	(1,778)	(1,781)	-	(15)	(15)
Deferred income tax recovery (expense)	-	1,057	1,057	-	(2,903)	(2,903)
Net loss for the period	(2,304)	(6,167)	(8,471)	(4,206)	(8,980)	(13,186)

(1) Consists of U.S. GoldMining Inc. and its wholly owned subsidiary US GoldMining Canada Inc.

(2) Others consists of GoldMining Inc. and all of its subsidiaries but not including U.S. GoldMining Inc. and US GoldMining Canada.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

14.	Commitments

Boa Vista Joint Venture Project

The Company holds an 84.05% interest in Boa Vista Gold Inc. ("BVG"), a corporation formed under the laws of British Virgin Islands, holds the rights to the Boa Vista Gold Project (the "Boa Vista Project") located in Pará State, Brazil.

Pursuant to the terms of a shareholder's agreement among Brazilian Gold Corp ("BGC"), a subsidiary of the Company, D'Gold Mineral Ltda. ("D'Gold"), a former joint venture partner of BVG, and Majestic D&M Holdings LLC ("Majestic"), dated January 21, 2010, as amended on May 25, 2011, June 24, 2011 and November 15, 2011, a 1.5% net smelter return royalty is payable to D'Gold and a further 1.5% net smelter return royalty is payable by BVG to Majestic if Majestic's holding in BVG drops below 10%.

Pursuant to a mineral rights acquisition agreement, as amended, relating to the project, Golden Tapajós Mineração Ltda. ("GT"), a subsidiary of BVG, was required to pay R$3,620,000 in September 2018 to the counterparty thereunder. In May 2019, GT renegotiated the terms of the mineral rights agreement with respect to the aforementioned payment. As a result of the amended terms of the mineral rights agreement, GT paid R$400,000 in May 2019 to the counterparty and a further R$3,220,000 ($832) was due in December 2022.

In December 2023, the parties signed an amendment to the existing mineral rights acquisition agreement (the "Amended Agreement"). Under the amended terms, GT paid R$220,000 ($61) in December 2023 to maintain the option to acquire 100% of the Boa Vista Project mineral rights. The due date to pay the remaining balance of R$3,000,000 ($820) (the "Final Payment") was revised to June 30, 2024. GT can extend the option to make the Final Payment for an additional year on an annual basis by paying a fixed rate of 7% of the remaining balance on or before June 30 of each year. A bonus payment of US$1,500,000 has been included in the Amended Agreement if GT defines NI 43-101 compliant proven and probable gold reserves in excess of three million gold ounces. The bonus payment will be due within 30 days of the commencement of mine production, which is defined as three consecutive months of extracting and selling 50,000 ounces of gold per month. If GT fails to make such payments, subject to a cure period, the counterparty may seek to terminate the agreement and the mineral rights that are the subject of the agreement will be returned to the counterparty with no further amounts due by the Company to the counterparty.

In June 2024, GT extended the option to make the Final Payment to June 30, 2025 by making a payment of R$210,000 ($52).

Surubim Project

Altoro Agreement– Surubim Property

Pursuant to an option agreement between the Company's subsidiary and Altoro Mineração Ltda. dated November 5, 2010, as amended on December 3, 2010 and December 14, 2012, the Company's subsidiary was granted the option to acquire certain exploration licenses for aggregate consideration of US$850,000. Pursuant to this agreement, a cash payment of US$650,000 is payable upon the National Mining Agency (Agência Nacional de Mineração or ANM) granting a mining concession over certain exploration concessions.

La Mina Project

The La Mina Gold-Copper Project hosts the La Mina concession contract and the contiguous La Garrucha concession contract. In December 2023, the Company received the fully executed resolution from the mining authority approving the integration of both concession contracts into one single concession. Surface rights over a portion of the La Garrucha concession contract are subject to a surface rights lease agreement and an option agreement. The Company completed the terms of the agreement required to lease the surface rights over a portion of the La Garrucha concession contract in December 2022.

Goldmining Inc. Notes to Condensed Consolidated Interim Financial Statements As at May 31, 2024 and 2023 (Unaudited, expressed in thousands of Canadian dollars unless otherwise stated)

In addition, pursuant to an agreement entered into by the Company's subsidiary on November 18, 2016, amended April 4, 2017, November 5, 2018, July 10, 2020, September 27, 2022 and May 10, 2024, the Company can acquire surface rights over a portion of the La Garrucha concession by making the following remaining payment:

●	US$100,000 in December 2024.

Whistler Project

In May 2024, U.S. GoldMining entered into an agreement with a technical consultant for the management of an exploration program for the Whistler Project. The agreement included an approved work order totaling $4.8 million (US$3.5 million), with the Company holding the option for approval of additional expenditures up to $2.7 million (US$2.0 million), for the period of January 1, 2024, to December 31, 2024. If the Company elects not to proceed with the additional expenditures and terminates the work, it will approve a decampment budget in addition to the $4.8 million (US$3.5 million) expenditure. The work order may be paused, postponed or terminated by either party with 30 days written notice. Additionally, as at May 31, 2024, U.S. GoldMining has paid the technical consultant $1.7 million (US$1.2 million) towards the approved work order.

In addition to the aforementioned agreements, as of May 31, 2024, the Company is currently renting or leasing various offices and storage spaces located in Canada, Brazil, Colombia and Peru.

Future rental payments for these commitments are as follows:

	Amount ($)
Due within 1 year	256
1 – 3 years	193
3 – 5 years	128
More than 5 years	-
Total	577	(1)

(1) Includes $15 related to low value assets, $148 related to short-term leases and $414 related to non-lease components of operating leases on the date of initial application.

The Company's commitments related to long-term leases at the date of initial application, that do not relate to low value assets or non-lease components of operating leases, are disclosed as lease liabilities.